Exhibit 10.5

                                   SONOMAWEST
                                  HOLDINGS INC

                         NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following stock option grant (the "Option") to purchase shares (the "Option Shares") of Common Stock of SonomaWest Holdings, Inc., a California corporation (the "Corporation"):


         Option Number:                     2002-4

         Optionee:                          Gary L. Hess

         Grant Date:                        07/31/02

         Number of Option Shares:           5,000

         Date Exercisable:                  Immediately Exercisable

         Expiration Date:                   07/30/12

         Exercise Price:                    $7.20 per share

         Type of Option:                    [  ] Incentive Stock Option
                                            [ x ] Non-Statutory Stock Option

     Vesting Schedule: This option may be exercised in whole or in part, in accordance with the following vesting schedule:

     Date of Vesting        Number of Shares       Total Vested
     ---------------        ----------------       ------------
         07/31/02                5,000                5,000

     In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

     The Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the SonomaWest Holdings, Inc. 2002 Stock Incentive Plan (the "Plan"). The Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement"). Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

     Definitions. All capitalized terms in this Notice shall have the meanings assigned to them in this Notice or in the attached Stock Option Agreement.




     Dated:  July 31, 2002



SONOMAWEST HOLDINGS, INC.,
a California corporation

By:
   ------------------------------              ------------------------------
      Roger S. Mertz                           Name: Gary L. Hess
      Chairman of the Board                    Address: 34 LaCresta Drive
                                                        Petaluma, CA 94952-2462